UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

Commission File Number: 001-36542

TerraForm Power, Inc.
(Exact name of registrant as specified in charter)

Delaware	46-4780940
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Liberty Street, 14th Floor, New York, New York	10281
Address of Principal Executive Offices)	(Zip Code)

646-992-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On June 12, 2018, TerraForm Power, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Saeta 8-K”) to report, among other things, under Item 2.01, the completion of its acquisition of approximately 95% of shares of Saeta Yield, S.A.U., a Spanish corporation (“Saeta”). On August 22, 2018, the Company filed an amendment to the Saeta 8-K on Form 8-K/A in order to provide the financial information required by Item 9.01 of Form 8-K, which included as Exhibit 99.2 the unaudited pro forma condensed combined financial information of the Company giving effect to the acquisition of Saeta for the three months ended March 31, 2018 and for the fiscal year ended December 31, 2017.

The Company is filing this Current Report on Form 8-K to update the previously filed pro forma financial information with the unaudited pro forma condensed combined statements of operations of the Company for the fiscal year ended December 31, 2018.

Item 9.01          Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations of the Company for the fiscal year ended December 31, 2018 and the related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The unaudited pro forma condensed combined financial information of the Company give effect to the acquisition of Saeta as if it had occurred on January 1, 2018.

(d) Exhibits.
Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information of TerraForm Power, Inc. for the fiscal year ended December 31, 2018.
104	Cover Page Interactive Data File (formatted as inline XBRL).
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2019	TerraForm Power, Inc.

	By:	/s/ William Fyfe
William Fyfe
General Counsel